As filed with the Securities and Exchange Commission on May 10, 2016

Registration Statement No. 333-164015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York	16-0968385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One M&T Plaza

Buffalo, New York 14203

(Address of Principal Executive Offices, including zip code)

M&T BANK CORPORATION

RETIREMENT SAVINGS PLAN

(Full title of the plan)

Brian R. Yoshida, Esq.

Senior Vice President and Deputy General Counsel

M&T Bank Corporation

One M&T Plaza

Buffalo, New York 14203

(716) 842-5464

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

M&T Bank Corporation (“M&T”) hereby amends its Registration Statement on Form S-8 (Registration No. 333-164015) by filing this Post-Effective Amendment No. 1 to such Registration Statement to reflect that the M&T Bank Corporation Retirement Savings Plan (the “Plan”) was amended and restated, effective as of January 1, 2016 to amend certain administrative provisions under the Plan; and to file a copy of the Plan, as amended and restated to date. No additional securities are being registered hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following documents are filed as part of this Registration Statement or incorporated by reference herein:

EXHIBIT NO.	DESCRIPTION

24.1	Power of Attorney filed herewith.

99.1	M&T Bank Corporation Retirement Savings Plan (amended and restated effective January 1, 2016), filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, M&T certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Buffalo, New York on May 6, 2016.

M&T BANK CORPORATION

By:	/s/ Darren J. King
Darren J. King, Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on May 6, 2016.

Signature	Title

*	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director
Robert G. Wilmers

/s/ Darren J. King	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Darren J. King

*	Senior Vice President and Controller (Principal Accounting Officer)
Michael R. Spychala

*	President, Chief Operating Office & Director
Mark J. Czarnecki

*	Vice Chairman of the Board & Director
Robert T. Brady

*	Director
Brent D. Baird

*	Director
C. Angela Bontempo

*	President and Director
T. Jefferson Cunningham, III

*	Director
Gary N. Geisel

Signature	Title

*

*	Director
Richard A. Grossi

*	Director
John D. Hawke, Jr.

*	Director
Patrick W.E. Hodgson

*	Director
Richard G. King

*	Director
Newton P.S. Merrill

*	Director
Melinda R. Rich

*	Director
Robert E. Sadler, Jr.

*	Director
Denis J. Salamone

*	Director
Herbert L. Washington

* By:	/s/ Brian R. Yoshida
Brian R. Yoshida
(Attorney-in-Fact) Pursuant to Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the M&T Bank Employee Benefit Plan Committee which administers the Plan has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned member, thereunto duly authorized, in Buffalo, New York on May 6, 2016.

/s/ Janet M. Colletti
Janet M. Colletti

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

24.1	Power of Attorney, filed herewith.

99.1	M&T Bank Corporation Retirement Savings Plan (amended and restated effective January 1, 2016), filed herewith.